SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             MARKETCENTRAL.NET CORP.
               (Exact name of registrant as specified in charter)


 Texas                                                                76-0270330
(Jurisdiction  of  Incorporation)        (I.R.S.  Employer  Identification  No.)

6401  South  Boston,  Q205,  Englewood  CO                                 80111
(Address  of  principal  executive  offices)                         (Zip  Code)


                              CONSULTING AGREEMENTS
                              (Full Title of Plan)

                                 William Stocker
                                 Attorney at Law
                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624
                    phone (949) 487-7295  fax (949) 487-7285
                               (Agent for Service)

                                September 4, 2001

                       CALCULATION OF REGISTRATION FEE (1)

--------------------------------------------------------------------------------
Title of         | Amount to be  |  Proposed       | Proposed      |Amount of
Securities       | Registered    |  Maximum        | Maximum       |Registration
to be            |               |  Offering Price | Aggregate     |Fee
Registered       |               |  Per Unit       | Offering Price|
--------------------------------------------------------------------------------
$0.001 par value | 9,500,000     |  $0.0125        |      $118,750 |     $31.35
Common Stock     | shares        |  Per  share     |               |
--------------------------------------------------------------------------------

1 The securities of the Issuer are presently trading or listed for trading on the Non-NASDAQ Bulletin Board of the NASD or elsewhere. The price is determined accordingly by reference to the last trading date, August 31, 2001, average close, discounted by 50%.

--------------------------------------------------------------------------------
 CONSULTANT TO RECEIVE SHARES                 AMOUNT OF SECURITIES
--------------------------------------------------------------------------------
  Andrew Lewis                                      1,000,000
  Robyn M. Storer                                   1,000,000
  Joseph Bodenstein                                 7,500,000
-----------------------------------------==========================-------------
  TOTAL AMOUNT OF SHARES                            9,500,000
--------------------------------------------------------------------------------

                                        1


                                     PART II

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

     The following documents are incorporated by reference as though fully set forth herein, and all documents subsequently filed by this Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and a part hereof from the date of filing of such documents:

     (a) The Registrant's Form 10-SB containing Audited Financial Statements for the Registrant's last fiscal year;

     (b) All other Reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Registrant's last Annual Report; and

     (c) The Issuer's Common Equity Voting Stock ("Common Stock") Registered under section 12(g) of the 1934 Act, as described in Form 10-SB. Each share is entitled to one vote; all shares of the class share equally in dividends and liquidation rights. Pursuant to the laws of Texas a majority of all shareholders entitled to vote at a shareholders meeting regularly called upon notice may take action as a majority and give notice to all shareholders of such action. No market presently exists for the securities of this Issuer.


ITEM  4.  DESCRIPTION  OF  SECURITIES.  Not  Applicable.  See  Item  3(c).


ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

     The service providers have an interest in the securities requested to be issued.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The  following  provision is contained in the Articles of Incorporation, in
Article  IX,  provides:

          "Each Director and officer or former Director or officer or any person who may have served at the request of this corporation as a Director or officer of another corporation in which this corporation owns shares of capital stock or of which this corporation is a creditor (and their heirs, executors, and administrators) may be indemnified by the corporation against reasonable costs and expenses incurred by him in connection with any action, suit, or proceeding to which he may be made a party by reason of his being or having been such Director or officer, except in relation to any actions, suits, or proceedings in which he has been adjudged liable because of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each Director and officer (and his heirs, executors, and administrators) may be indemnified by the corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds (2/3) of those members of the Board of Directors of the corporation who are not involved in the action, suit, or proceeding that the Director or officer has no liability by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office, and provided further that if a majority of the members of the Board of Directors of the corporation are involved in the action, suit, or proceedings, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees, and expenses which would have been reasonable if the action, suit, or proceeding

                                        2


had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a shareholder from challenging such indemnification by appropriate legal proceedings on the grounds that the person indemnified was liable to the corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his Office. The foregoing rights and indemnification shall not be exclusive of any other rights to which the officers and Directors may be entitled according to law."

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not Applicable. No restricted securities are re-offered or resold pursuant to this Registration Statement.

ITEM  8.  EXHIBITS.

     Provided as an exhibit hereto is the Consulting Agreement for services. Receipt of the Securities covered by this Registration Statement will be treated as the equivalent of cash received for services as ordinary income. The Securities are issued in compensation for services at the rate of $0.0125 per share per $0.0125 of services performed.

ITEM  9.  UNDERTAKINGS.

     Not  Applicable.

                                   SIGNATURES

          The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 31, 2001.


                             MARKETCENTRAL.NET CORP.
                               A TEXAS CORPORATION

                                       by


/S/Paul  Taylor                     /S/Paul  Taylor
   Paul  Taylor                        Paul  Taylor
   President/Director                  Secretary/Director

                                        3


--------------------------------------------------------------------------------
                                    EXHIBIT 1

              CONSULTING AGREEMENT BETWEEN ANDREW LEWIS AND ISSUER
--------------------------------------------------------------------------------

              CONSULTING AGREEMENT BETWEEN ANDREW LEWIS AND ISSUER

                  Independent Contractor / Consulting Agreement


THIS AGREEMENT made and entered into this Thursday, August 14, 2001, by and between Market Central.Net Inc. (MKTS-OTC/BB) (Client), with its principal place of business at 6401 South Boston Street, Englewood, Colorado, 80111, and Mr. Andrew Lewis (the Consultant) of 445 West Barry Avenue - Apt 102 Chicago Illinois 60657.

                                    Recitals


WHEREAS, Client is engaged in the ownership and management of Market Central.Net Corp. (MKTS) OTCBB.

WHEREAS, Consultant is in the business of providing highly specific Internet consulting, including IP Protocol planning and supervision, IP administration & operations.

WHEREAS, in the operation of Client s business, Client is in need of the services which Consultant provides and wishes to enter into a business arrangement with Consultant to provide such services.

IN CONSIDERATION of the promises and mutual covenants hereby contained, it is hereby agreed as follows and will confirm the arrangements, terms and conditions pursuant to which the Consultant has been retained to serve as a consultant and to Client on a nonexclusive basis.

The  undersigned  hereby  agrees  to  the  following  terms  and  conditions:

Terms  of  Contract

This Agreement will become effective on Tuesday, September 04, 2001 and will run concurrent with existing agreement for a period of Six (6) months unless earlier terminated pursuant to Section 5 of this Agreement.

Services  to  be  Performed  by  Independent  Contractor/Consultant

Duties of Independent Contractor. Contractor shall, at the request of the Company, upon reasonable notice, render the above noted services to the Company.

Duties of Consultant. Consultant agrees to provide certain Internet Protocol planning and liaison with certain of the Company's business partners.

The Consultant will provide such consulting services and advice pertaining to the Company s technology integrations as the Company may from time to time reasonably request.

This Agreement is not a contract for any form of Securities based listing services or services related to Securities or Market Making services.

Independent Contractor Status. It is the express intention of the parties that Consultant be an independent contractor and not an employee, agent of Client. Client shall have no right to and shall not control the method by which Consultant performs the above-described services.
Consultant shall be entirely and solely responsible for its own actions and the sanctions of its agents, employees or partners while engaged in the performance of services required by the Agreement.

Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between Client and Consultant or any employee, agent or Consultant. Both parties acknowledge that Consultant is not an employee for state or federal income tax purposes and Consultant specifically agrees that it shall be exclusively liable for the payment of all income taxes, or the state or federal charges, that are due as a result of receipt of any consideration for the performance of services required by this Agreement.

Consultant agrees that any such consideration is not subject to withholding by the Client for payment of any taxes and also directs Client not to withhold any sums for the consideration paid to Consultant for the services provided hereunder.

Consultant shall retain the right to perform services for others during the term of this Agreement. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

Use of Employees of Contractor. Consultant may, at its own expense, use any employee or subcontractors in the performance of those services.

Expense. Consultant shall be reimbursed for all costs and expenses incident to the performance of services required by this Agreement, including but not limited to, the cost of materials used by Consultant, travel, telephone, fax, meals and supplies required specifically for the Company.

Available Time. Consultant shall make available such time as it, in its sole discretion, shall deem appropriate for the performance of its obligations under this Agreement.

Compensation
Reimbursement for Out-Of-Pocket Expenses. Client shall not reimburse Consultant at net cost, for out-of-pocket expenses incurred by Consultant in furtherance of this Agreement for travel and related expenses, contact entertainment, postage, delivery services (e.g. Federal Express), printing, telex and other third party expenses PROVIDED THAT any such expenses in excess of $500 (exclusives of airfares(s)) shall be subject to Client pre-approval.

Stock. Client and Consultant agree that Consultant shall receive 1,000,000 shares of Client s freely tradable public common stock in the capital of the Company to be delivered to Consultant immediately after the filing of the appropriate SEC filings.

Obligations  of  Client

Cooperation. Client shall company with all reasonable requirement of Consultant and provided access to all documents reasonably necessary for the performance of Consultant's duties under this Agreement.

Confidentiality. Except in the course of the performance of its duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

Termination  of  Agreement

Termination on Notice. Notwithstanding any other provision of this Agreement, either party may terminate this Agreement at any time by giving thirty (30) days written notice to the other party. Upon Consultant receiving 30 days written notification of termination of this Agreement by Client, they are to receive full payment for services, expenses and the monthly fee as stated in item 3.2 of this Agreement. Unless otherwise terminated as provided in this Agreement, this Agreement will continue in force for a period of twelve (12) months.

Termination of Occurrence of Stated Event. This Agreement will terminate automatically on the occurrence of the following event: bankruptcy or insolvency of either party; and non-payment of performance as stated in this Agreement by Client.

General  Provisions
Further  Acts.
Each operate agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and my be amended only by a written instrument signed by the parties affected thereby, or their respective successor s or assigns. This Agreement cancels and supersedes all prior agreements, if any, oral or written, among Client and Consultant.

Severability. If any provision of this Agreement shall be held invalid such invalidity shall not affect the other provision hereof, and to this extent the provisions of this Agreement are intended to be and Shall be deemed severable.

Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original by tall of which together shall constitute on and the same instrument.

Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, to the address of the parties set forth in the first paragraph of this Agreement or at such address as may have been provided in like manner in writing to both of the parties to this Agreement.

Any notice that is sent by mail under this Agreement shall be considered received on the date on which it is actually delivered to the premises of the party of whom it is properly addressed, such date to be conclusively evidenced by the date of the return receipt.

Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Texas.


Assignment. No party to this Agreement may assign this Agreement or its right or obligations hereunder without the written consent of the other.

Headings. The heading of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, person, entity or entities may require.

Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

Arbitration. Any controversy, claim, misunderstanding, course of action, matter in question, breach, disagreement, dispute, or other related matter arising out of, or relating to this Agreement, or the relationship between the parties, shall be decided b y mandatory binding arbitration before the American Arbitration Association, State of Colorado, or as designated by the Consultant. In such arbitration, the parties shall be entitled to the full discovery rights accorded to litigants under the Laws of the State of Illinois.

The prevailing party shall be entitled to recover all costs and expenses incurred, including its reasonable attorney s fees, related costs, and any advanced arbitration expenses.

Indemnification. Consultant will indemnify and hold harmless Client and its officers, directors, agents and employees against any expenses, which may be incurred by Client as a result of statements made by Consultant which are inaccurate or misleading or the failure by Consultant to state facts, which are necessary to be stated in order to make statements made not misleading.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


Paul  Taylor,  CEO
MarketCentral.net  Corp


/s/Paul Taylor
   Paul  Taylor


ACCEPTED  BY  ANDREW  LEWIS

/s/Andrew Lewis
   Andrew  Lewis
   (The  Consultant)

--------------------------------------------------------------------------------
                                    EXHIBIT 2

             CONSULTING AGREEMENT BETWEEN ROBYN M. STORER AND ISSUER
--------------------------------------------------------------------------------

ENGAGEMENT  AGREEMENT
---------------------

TUESDAY,  SEPTEMBER  04,  2001
------------------------------

ROBYN  M.  STORER
HOUSTON  PALACE
7  AVE  PRINCESS  GRACE
MC  98000
MONACO

&

MARKET  CENTRAL  NET  CORP  (MKTS:OB)


     This Consulting Agreement (herein the Agreement) is entered into this Tuesday, September 04, 2001by and between MARKET CENTRAL NET CORP (MKTS:OB) (herein "the Company") and Robyn M. Storer (herein "the "Consultant").


RECITALS
     The Consultant, through considerable experience, time and effort, have created and developed, a system for providing financial consultancy services ("the Services") to private and public companies.
     The Company desires to obtain the services of the Consultant and on the basis of previous telephone conversations and meetings between the Company and the Consultant as well as other discussions, preliminary financial statements, initial reports submitted by the Company, and the representations that the Company has made to the Consultant describing the Company and its principals, the present and proposed business activities of the Company, its operations, financial condition and capital structure, and various agreements and documents related thereto, the Consultant are willing to provide such services to the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and the Consultant hereby agree as follows:


I.     ENGAGEMENT
--     ----------
     The Company hereby engages and retains the Consultant as Business Consultant/ Financial advisors for and on behalf of the Company to perform the Services (as that term is hereinafter defined) and the Consultant hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agree to use their best efforts in providing such Services.



II.     INDEPENDENT  CONTRACTOR
---     -----------------------
     A. The Consultant are, and in all respects are deemed to be, independent contractors in the performance of their duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

     B. The Consultant will not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, co-venture or controlling person of the Company, and the Consultant will have no power to enter into any agreement on behalf of or otherwise bind the Company.

     C. The Consultant will not have or be deemed to have, fiduciary obligations or duties to the Company and will be free to pursue, conduct and carry on for its own account (or for the account of others) such activities, employments, ventures, businesses and other pursuits as the Consultant in its sole, absolute and unfettered discretion may elect. The Consultant is a registered broker dealer and associated person of such, and is purporting to act in all capacities requiring registration as a broker dealer or associated person.

     D. Notwithstanding the above, no activity, employment, venture, business or other pursuit of the Consultant during the term of this agreement will conflict with the Consultant obligations under this Agreement or be adverse to the Company's interests during the term of this Agreement.


III.     SERVICES
----     --------
          The Consultant agree to provide the following, hereafter collectively referred to as the "Services":

     A. Advise the Company and/or any of its affiliates, associates, or principles in any and all matters related to be financial and/or capital structure of the Company.

     B. Best Efforts. The Consultant will devote such time and best effort to the affairs of the Company as is reasonable and adequate to render the consulting services contemplated by this agreement.

     C. The Consultant are not responsible for the performance of any services which may be rendered hereunder without the Company providing the necessary information in writing prior thereto, nor will the Consultant include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a Certified Public Accountant. The Consultant cannot guarantee results on behalf of the Company, but will pursue all reasonable avenues available through its network of contacts. At such time as an interest is expressed by a third party in the Company's needs, the Consultant will notify the Company and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by the Company.

     D.     In  conjunction  with  the  Services,  the  Consultant  agrees  to:
          1. Make itself available to the officers of the Company at such mutually agreed upon place during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of advising the Company in the preparation of such reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation ("Documentation") as will be necessary, in the opinion of the Consultant, to properly present the Company to other entities and individuals that could be of benefit to the

Company.

          2. Make itself available for telephone conferences with the principal financial sales and/or operating officer(s) of the Company during normal business hours.

          3. Advise the Company's management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

          4. Advise the Company's management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

          5. Advise the Company regarding company operations, staffing, strategy, and other issues related to building shareholder value as is may reasonably request, consistent with the provisions of this Agreement.

          E. It is understood that the Company will modify their business plan based on the business concepts, research material, background material and financial material supplied by Company. The Consultant will outline the modifications and edit the final work product. The business plan will be used as a marketing document, by the Company, in its efforts to secure financing. The Consultant will furnish, at its expense, all personnel, materials, equipment, office space and services as are necessary for the proper performance of its duties hereunder. An engagement fee of 1,000,000 shares of free trading common stock of the Company. This stock to be delivered upon execution of this agreement.


IV.     EXPENSES
---     --------

     The  Company  agrees  that:

     A. The Company will be responsible for the Consultant expenses related to services and consultancy to the Company. Normal and reasonable out-of-pocket expenses will be included but are not limited to: accounting, printing, long distance communication, express mail, outside other Consultant, etc., and other costs involved in the execution of this Agreement. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company. Travel, including: airfare (business class), hotel lodging and meals, transportation, etc. will be the responsibility of the Company. The Consultant must obtain prior written approval for travel or other such arrangements that incur individual costs over $1,000 (one thousand dollars) from the Company.

          B. The Company will designate counsel to prepare the appropriate documents (including subscription and escrow agreement) with regard to the terms of any financial transactions and the closing thereof. The Company is responsible for any and all reasonable expenses associated with the escrow and escrow agent.

V.     COMPENSATION
--     ------------

     If, at any time during the term of this Agreement and for a period of three years following the termination of this agreement, the Company completes any transaction which includes, but is not limited to; any equity or debt financing, merges with or acquires assets involving either public or private companies or any other property from any of the entities, affiliations or persons, its employees or former employees, agents, representatives, advisors, or Consultant introduces to the Company by the Consultant, the Company agrees to:

          This schedule of fees listed above are subject to the terms and conditions listed below. These terms and conditions are applicable to any and all transactions contemplated and or completed under this agreement.

     A. The Company agrees that any and all transactions will be conducted through an escrow account to be established by the Consultant. The Company further agrees that any and all legal fees associated with the escrow will be deducted from the proceeds on any and all transactions. These legal fees are subject to the Company's advance written approval and consent.

     B. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of any and all funding(s) directly from any and all escrow accounts.

     C. If required by applicable law, or at the election of the Consultant, the fees deemed to have been earned by the Consultant will be paid to any and all placement agent(s) selected exclusively by the Consultant.

     The various transactions contemplated in this agreement or to be considered independent transactions and the fees described above shall be considered earned on a transaction by transaction basis. These transactions are in no way contingent upon one another. Obligations, transactions, introductions and sales agreements/contracts that have been consummated will continue for the duration of their respective contract, etc. The Company further agrees to execute any and all documents or instruction's necessary directing the funding source(s) to pay the Consultant's fee(s) directly from the proceeds of the funding.

VI.       REPRESENTATIONS,  WARRANTIES  AND  COVENANTS
---       --------------------------------------------

A. Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, or constitute a default under any existing agreement, indenture, or other instrument to which either the Company or the Consultant is a party or by which either entity may be bound or affected.

     B. Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement, to avoid payment of fees in any transaction with any corporation, partnership or individual, introduced by the Consultant to the Company, in connection with any project, any loans or collateral, or other transaction involving any products, transfers or services, or any addition, renewal extension, rollover, amendment, renegotiations, new contracts, parallel contracts/agreements, or third party assignments thereof. The Company understands and acknowledges that its obligations under this Non-Circumvention Agreement are for the benefit of the Consultant and its successors and assigns, and that the Consultant's failure or delay in exercising any right, power and privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power or privilege hereunder operate as a waiver.

C. Timely Appraisals. The Company shall keep the Consultant up to date and appraised of all business market and legal developments related to the Company and its operations and management.
          1. Accordingly, the Company shall use its best efforts to provide the Consultant with copies of all amendments, revisions and changes to its business and marketing plans, bylaws, articles of incorporation private placement memoranda, key contracts, employment and consulting agreements and other operational agreements.
          2. The Company shall use its best efforts to promptly notify the Consultant of the threat or filing of any suit, arbitration or administrative action, injunction, lien, claim or complaint and promptly forward a copy of all related documentation directly to the Consultant or at the Consultant option to the Consultant counsel.
          3. The Company shall use its best efforts to also provide directly to the Consultant current financial statements, including balance sheets, income statements, cash flows and all other documents provided or generated by the Company in the normal course of its business and requested by the Consultant from time to time.
          4. The Consultant shall use its best efforts to keep all documents and information confidential as described in the section below titled, "CONFIDENTIAL DATA".

D. Corporate Authority. Both the Company and the Consultant have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

E. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

 F. The Company will cooperate with the Consultant, and will promptly provide the Consultant with all pertinent materials and requested information in order for the Consultant to perform its Services pursuant to this Agreement.

G. When issued, the Shares of the Company's Common Stock shall be duly and validly issued, fully paid and non-assessable.

H. The Company hereby agrees to enter into an escrow agreement with an escrow agent selected by the Consultant (the "Escrow Agent"), and agrees to abide by the terms of an escrow agreement set forth by the Escrow Agent and the Consultant on such terms as may be acceptable to the Company and the Consultant.

I. The Company also agrees to enter into such additional agreements, sign such additional documents, and provide such additional certifications and documentation as may be requested by the Escrow Agent, the Consultant, or such other parties related to the obtaining of capital for the Company on such terms as may be acceptable to the Company and the Consultant.

J. Until termination of the engagement, the Company will notify the Consultant promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise), or prospects of the Company.

VII.     TERM  AND  TERMINATION
----     ----------------------

     A. This Agreement shall be effective upon its execution and shall remain in effect for one (1) years.

     B. In no event shall any termination be effective until the expiration of at least one hundred and eighty (180) days after the signing of this agreement.

     C. After one hundred and eighty (180) days from the date hereof, the Company or the Consultant shall have the right to request the terminating of this engagement by furnishing the other party with written notice requesting such termination. However, no termination of this Agreement by either party shall be in full force or affect without the express written consent of both parties. Termination of this agreement shall not, in any way affect the right of the Consultant to receive, as a result of its services rendered, transactions consummated and introductions made; its fees, securities or warrants on any and all transactions which result in the Company receiving financing or other benefits hereunder.


IIX.     CONFIDENTIAL  DATA
----     ------------------

     A. The Consultant shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Company, obtained by the Consultant as a result of its engagement hereunder, unless authorized, in writing by the Company.

     B. The Company shall not divulge to others, any trade secret or confidential information, knowledge, or data concerning or pertaining to the business and affairs of the Consultant, obtained by the Company as a result of its engagement hereunder, unless authorized, in writing, by the Consultant.

     C. The Consultant shall not be required in the performance of its duties to divulge to the Company or any officer, director, agent or employee of the Company, any secret or confidential information, knowledge, or data concerning any other person, firm or entity (including, but not limited to, any such persons, firm or entity which may be a competitor or potential competitor of the Company) which the Consultant may have or be able to obtain otherwise than as a result of the relationship established by this Agreement.


IX.     OTHER  MATERIAL  TERMS  AND  CONDITIONS:
---     ----------------------------------------

     A. INDEMNITY. The Company agrees to indemnify and hold harmless the Consultant and its affiliates against any legal action arising from written warranties and representations provided by the Company. Such indemnification shall include payment of judgments, if any, and costs of legal representation and court costs, if any.

B. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

C. ENTIRE AGREEMENT. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written or oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties or covenants other than those set forth herein.

D. LAWS OF THE STATE OF TEXAS. This Agreement shall be deemed to be made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Texas, irrespective of the country or place of domicile or residence of either party. In the event of controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of Texas County, Texas; or the United States
District Court for the District of Texas, Texas, and further agree and consent that personal service or process in any such action or proceeding outside of the State of Texas and Texas County shall be tantamount to service in person within Texas County, Texas and shall confer personal jurisdiction and venue upon either of said Courts.

E. ASSIGNMENTS. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns; provided that the rights and obligations of the Company under this Agreement may not be assigned or delegated without the prior written consent of the Consultant, and any such purported assignment shall be null and void. Notwithstanding the foregoing, the Consultant may not assign or delegate its obligations and rights under this Agreement without consent of the Company, in the Company's sole discretion.

F. ORIGINALS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original and constitute one and the same agreement. Facsimile copies with signatures shall be given the same legal effect as an original.

G. ADDRESSES OF PARTIES. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

H. NOTICES. All notices that are required to be or may be sent pursuant to the provision of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing herein, and shall count from the date of mailing or the validated air bill.

I. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

J. INJUNCTIVE RELIEF. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, the Company and the Consultant hereby agree, consent and acknowledge that, in the event of the failure by the Company to pay the consideration to the Consultant or in the event of a breach of any other material term, the Consultant will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in the District or County Court of Texas County, State of Texas or the United States District Court for the District of Texas without the necessity of proving damages and without prejudice to any other remedies which the Consultant may have at law or in equity. For the purposes of this Agreement, the Company hereby agrees and consents that upon a material breach of this Agreement (as determined by a Court of Competent Jurisdiction) as aforesaid, in addition to any other legal and/or equitable remedies the Consultant may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to motion the court obtain a permanent injunction enforcing this Agreement or barring enjoining or otherwise prohibiting the Company from circumventing the express written intent of the parties as enumerated in this Agreement.

K. ATTORNEYS FEES. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such parties attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

L. PUBLIC NOTICES. Any public notice, press release or any type of dissemination of information regarding the Closing of any transaction covered in this agreement shall include a statement to the effect that "Robyn M. Storer" acted as a consultant in the matter referenced.


APPROVED  AND  AGREED:


Market  Central  Net  Corp  (MKTS:OB)
5299  DTC  Boulevard,  Suite  620
Englewood,  CO  80111
Tel:  (720)  489-9041
Fax:  (303)  741-3074



/s/Paul Taylor
   Paul  Taylor                 Dated
   CEO


Robyn  M.  Storer
Houston  Palace
7  Ave  Princess  Grace
MC  98000
Monaco



/s/Robyn M. Storer
   Robyn  M.  Storer     Dated

--------------------------------------------------------------------------------
                                    EXHIBIT 3

          CONSULTING AGREEMENT BETWEEN JOSEPH BODENSTEIN AND THE ISSUER
--------------------------------------------------------------------------------

                                       18


                              CONSULTING  AGREEMENT


          THIS CONSULTING AGREEMENT (this "Agreement") is between JOSEPH BODENSTEIN and or assigns (the "Consultant") and MARKETCENTRAL.NET CORP., a Texas corporation (the "Company"). Each of the Consultant and the Company are also referred to in this agreement as the "Parties."

     WHEREAS, the Consultant is a business Consultant with contacts in the Middle East and the west coast of the United States; and

     WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Internet Software Products and Services ("Products and Services").

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement. the Parties hereby agrees as follows:

     1. Scope of Services. The Company hereby retains the Consultant to promote and develop a market for the Company's Products and Services. The Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Products and Services. Specifically, Consultant shall use his best efforts to (i) introduce the Company to new and potential customers,
(ii) promote the sales of the Company's Products and Services on the west coast of the United States, and (iii) introduce the Company to potential distributors of the Company's Products and Services in Israel and other parts of the Middle East. Consultant represents and warrants to the Company that he is experienced in providing the types of services set forth in this Section 1.

     2. Term. This Agreement shall become effective as of the data set forth on the signature page of this Agreement, and shall continue for a period of one (1) year (this "Term").
Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice, which written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telephone number last provided by the Consultant of the Company. "Cause" shall be determined solely as the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breech of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of Company, and dishonesty related to independent contractor status.

     3. Compensation; Grant of Stock Options. In consideration for the services to be provided by the Consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant upon the execution of this Agreement a non-qualified stock option (the "Option") in purchase up to the number of shares (the "Shares") of the Company's common stock (the "Common Stock") as set forth below which shall fully vest immediately upon execution of this Agreement, at an exercise price as set forth below:
     Number  of  Shares:  7,500,000  shares

                                       19


     Exercise  Price  or  percentage  per  Share  (in US$):  50% of Market Price

In no event shall the number of Option Shares exceed 7,500,000 Shares. The terms of the Option shall otherwise be set forth in a Non-Qualified Stock Agreement between the Company and the Consultant, substantially in the form attached as Exhibit A to this Agreement. The Company agrees to register the Shares for resale under the Securities Act of 1933, as amended, pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-8 (or, if Form S-8 is not then available, such other form of registration statement then available), pursuant to the terms of such registration set forth in the Non-Qualified Stock Option Agreement. For the purposes of this Agreement "Market Price" shall mean 50% of the lowest closing bid price of the Common Stock of the Company as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") (i) for any trading day on which a Notice of Exercise is received by the Company, provided such Notice of Exercise is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or (ii) for any of the lowest of the 3 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Exercise.

     4. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of service rendered pursuant to this Agreement shall keep confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any names in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     5. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent, of, or a joint venturer with the Company. in addition, the Consultant shall take no action which, to the knowledge of the Consultant, binds, or purpose to bind, the Company to any contract of agreement.

     6.     Miscellaneous.

          (a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     (b)     Governing  Law.     This  Agreement  shall  be  construed under the
internal laws of the State of Virginia, and the Parties agree that the exclusive

                                       20


jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California.

     (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any person any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonable withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

     (d) Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

     (e)     Counterparts.   This  Agreement  may  be  executed  in  two or more
counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

     (f)     Severability.   If  one  or  more  provisions of this Agreement are
held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

     (g)     Consultant's  Representations  and  Warranties:

          (A) The Consultant shall not promote nor maintain a market for the Company's securities to the general public or in connection with, or related to capital raising transactions, and no part of the compensation paid by the Company hereunder shall in connection with such activities.

          (B) Any compensation received by the Consultant pursuant to this Agreement, will not be used in connection with the distribution of the Company's Securities to the general public and the Consultant will not act as a conduit for the distribution of the Company's securities.

          (C) Consultant is a natural person who has contracted in this Agreement directly with the Company.

          (D) Consultant shall not render any services in connection with any potential restructuring of the capital of the Company.

          (E) Consultant will not sell nor resell nor remit any proceeds from the sale of Shares obtained as compensation herein, back to the Company or apply the proceeds to debts of the Company.

                                       21


IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.


Date:                                CONSULTANT:

                                   JOSEPH  BODENSTEIN
                                   Address  for  Notices:

                                   529  North  Formosa  Avenue
                                   Los  Angeles,  California  90036
                                   Fax:  (323)  934-3982



                                   COMPANY:

                                   MARKETCENTRAL.NET  CORP.


                                   By: /s/Paul Taylor
                                          Paul  Taylor
                                          Chief  Executive  Officer

                                   Address  for  Notices:

                                   6401  South  Boston  Street-  Q205
                                   Englewood,  Colorado  80111
                                   Fax:  720-489-9485

                                       22


                                    EXHIBIT A

                                     FORM OF
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is between JOSEPH BODENSTEIN (the "Grantee") and MARKETCENTRAL.NET CORP. (the "Company"). Each of the Grantee and the Company are also referred to in this agreement as the "Parties."

     WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the grant to the Grantee, for services to be rendered by the Grantees as a consultant to the Company pursuant to the terms of a Consulting Agreement (the "Consulting Agreement") between the Company and the Grantee, of non-qualified stock options (the "Options") to purchase the number of shares of the Company's common stock (the "Common Stock") specified in paragraph 1 of this Agreement at the price specified in paragraph 1 of this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Number of Shares: Exercise Price. Pursuant to action taken by the Board of Directors, the Company hereby grants to the Grantee, in consideration of consulting services to be performed for the benefit of the Company pursuant to the Consulting Agreement, Options to purchase the number of common shares ("Option Shares") of Common Stock set forth below, at the exercise price set forth below ("Exercise Price");

     Number of Shares: 7,500,000 shares. In no event shall the number of Option Shares exceed 7,500,000 Shares.

     Exercise Prices or Percentage per Share (in US$): 50% of Market Price. "Market Price" shall mean 50% of the lowest closing bid price of the Common Stock of the Company as reported on the OTC Electronic Bulletin Board or any exchange on which the Company's shares are traded ("OTCBB") (i) for any trading day on which a Notice of Exercise is received by the Company, provided such Notice of Exercise is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or (ii) for any of the lowest of the 3 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Exercise.

     2. Term. The Options and this Agreement shall expire one (1) year from the date of this Agreement.

     3. Shares Subject to Exercise. The Options shall be immediately exercisable and shall remain exercisable for the entire Term specified in Paragraph 2 of this Agreement.

     4.     Escrow  Agent,  Method,  Manner  and  Time  of  Exercise.

                                       23


          (a) The Grantee and the Company hereby appoint Edward H. Burnbam, Esq., as escrow agent (the "Escrow Agent"), in connection with this Stock Option Agreement.

          (b) The Options may be exercised by the Grantee by giving written notice of the exercise of the Options ("Notice of Exercise") to the Company and to the Escrow Agent, as defined below, in the form annexed hereto as Exhibit A stating the number of Option Shares with respect to which the Option is then being exercised and setting forth the exercise price. Simultaneously with giving the Notice of Exercise, the Grantee shall wire transfer to the Escrow Agent the Exercise Price for the shares being purchased as set forth in the Notice. Not less than two hundred thousand (200,000) Option Shares may be purchased upon exercise of the Options at any one time unless the number of Option Shares for which exercise of the Options is being made is all of the Option Shares then issuable upon exercise of the Options. Only whole shares shall be issued upon exercise of the Options.

          (c) Within 3 days from receipt of a Notice of Exercise, the Company shall deliver or cause to be delivered to the Escrow Agent certificates representing the number of shares set forth in the Notice of Exercise without restrictive legend of any nature whatsoever.

          (d) Upon the receipt of (i) a Notice of Exercise from the Grantee stipulating the number of Option Shares it is purchasing, (ii) a wire transfer for the Exercise Price of the Option Shares set forth in the Notice of Exercise, and (iii) the Option Shares from the Company, the Escrow Agent shall (x) deliver the Option Shares being purchased to the Grantee, and (y) send the Exercise Price received from the Grantee to the Company by wire transfer, less the fees of the Escrow Agent as provided below. The Escrow Agent shall have irrevocable authority to transfer the Option Shares to the Grantee upon the receipt of a Notice of Exercise, provided Escrow Agent receives the accompanying Exercise Price for the Option Shares. In the event the Exercise Price is not wire transferred to the Escrow Agent within 3 days of receipt of the Notice of Exercise, the Escrow Agent shall return any Option Shares received from the Company upon such Notice of Exercise to the Company. In the event the Option shares are not received by the Escrow Agent within 3 days of receipt of the Notice of Exercise, the Escrow Agent shall wire transfer to the Grantee the Exercise Price ("Voided Exercise"). In the event of a Voided Exercise, the Notice of Exercise upon which the Grantee and the Company have acted shall be null and void and of no further effect. A Voided Exercise shall not preclude any future exercise of the Options at the election of the Grantee.

          (e) The Escrow Agent's obligation under this Agreement shall terminate simultaneously upon the expiration of the Options or the exercise in full of the Options granted under this Agreement and upon such expiration the Escrow Agent shall have no further obligations whatsoever under this Agreement. The Escrow Agent is acting under this Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney client relationship between or among the Escrow Agent, the Sellers and the Purchaser. The Escrow Agent's only duties are those expressly set forth in this Agreement, and each of the Seller and the Purchaser authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding property of its own or those of other escrows. The Escrow Agent may exercise or

                                       24


otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its partners, employees, attorneys, agents or designees, and such partners, employees, attorneys and agents, shall not incur any liability whatsoever for the disposition of the Option Shares or the taking of any other action in accordance with the terms and provisions of this Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Grantee and the Company hereby waive any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Shares; and each of the Grantee and the Company hereby expressly waive any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

          (f) The Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Grantee and the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Option Shares, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

     5. Tax Withholding. As a condition to exercise of the options Grantee shall be liable to pay to all applicable federal, state and local taxes.

     6. Exercise Following Termination of Consulting Agreement. The Options shall not terminate as a result of the termination of Grantee's services as a consultant to the Company pursuant to the Consulting Agreement.

     7. Transferability. The Options and this Agreement may not be assigned or transferred except by will or by laws of descent and distribution, and with consent of the Company.

                                       25


     8. Grantee Not a Shareholder. The Grantee shall have no rights as a shareholder with respect to the Option Shares issued from time to time upon exercise of the Options until the earlier of: (1) the date of issuance of the stock certificates or stock certificates to the Grantee applicable to the Option Shares then issuable to the Grantee upon exercise of the Options, and (2) the date on which the Grantee or his nominee is recorded as owner of such Option Shares on the Company's stock ledger by the Company's registrar and transfer agent, which may be the Company. Except as set forth in paragraph 13 of this Agreement, no adjustment will be made for dividends or other rights for which the record date is prior to the earlier of the events described in clauses (1) and (2) of this paragraph.

     9. Shares Qualified for Listing. Company represents that its Common Stock is qualified for trading or quotation on a nationally recognized securities exchange or stock quotation system, including, without the OTCBB and other applicable jurisdictions.

     10. Registration Rights. Upon signing this Agreement, the Company shall immediately, at the Company's expense, use its best efforts to file with the Securities and Exchange Commission ("SEC"), a registration statement ("Registration Statement") on Form S-8 or other comparable form, or if such forms is nor then available, such other form of registration statement then available, in such form as to comply with applicable federal and state laws for the purpose of registering or qualifying the Option Shares for public resale by the Grantee, and prepare and file with the appropriate same securities regulatory authorities the documents reasonably necessary to register or qualify the Option Shares, subject to the ability of the Company to register or qualify the Option Shares under applicable state law.

     11. Notices. All notices to the Company shall be addressed to the Company at the principal office of the Company at the address and facsimile number set forth on the signature page of this Agreement, and all notices to the Grantee shall be addressed to the Grantee at the address and facsimile number of the Grantee set forth on the signature page of this Agreement or, if different, the last address and facsimile number on the file with the Company, or to such other address and facsimile number as either may designate to the other in writing, A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Grantee or to the Company (as the case may be) by nationally recognized courier or overnight delivery service.

     12. Adjustments. If there is any change in the capitalization of the Company after the date of this Agreement affecting in any manner the number of kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations, then the number and kind of shares then subject to the Options and the exercise price to be paid for the Option Shares shall be appropriately adjusted by the Board of Directors; provided however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate exercise price applicable to the unexercised portion of that Options,

                                       26


but with an appropriate adjustment to the exercise price of each Option Share or other unit of security then covered by the Options and this Agreement.

     13. Cessation of Corporate Existence. Notwithstanding any other provision of this Agreement, in the event of the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity in a single transaction, the Option grated hereunder shall terminate, provided however, that not later than five (5) days before the effective date of such merger or consolidation or sale of assets in which the Company is not the surviving corporation, the surviving corporation may, but shall not be so obligated to, tender to the Grantee an Option to purchase a number of shares of capital stock of the surviving corporation equal to the number of Option Shares then issuable upon exercise of the Options, and such new options for shares of the surviving corporation shall contain such terms, conditions and provisions as shall be required substantially to preserve the rights and benefits of the Options and this Agreement.

     14.     Miscellaneous.

     (a)     Entire  Agreement.  This  Agreement  and  the  Consulting Agreement
contain the  entire  agreement  between  the  Parties,  and  may not  be waived,
amended, modified  or  supplemented  except     by  agreement  in  writing
signed by the Parties against whom enforcement of any waiver amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

     (b) Governing Law. This Agreement shall be construed under the internal laws of the State of Virginia, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Los Angeles, California.

     (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any person any other person or entity to assume these obligations hereunder without the prior written approval of the Company which approval shall not be unreasonable withheld and written notice of the Company's position shall be given within ten (10) days after approval has been requested.

     (d) Indemnification. The Company shall indemnify the Consultant for all losses or damages sustained (including reasonable attorney fees and disbursements) as incurred by the Consultant arising from the Consultant performing services under this Agreement.

     (e)     Counterparts.   This  Agreement  may  be  executed  in  two or more
counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

     (f)     Severability.   If  one  or  more  provisions of this Agreement are
held  to  be  unenforceable  under  applicable  law,  such provision(s) shall be

                                       27


excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

     (g) Fees of Escrow Agent: The fees of the Escrow Agent in connection with this Agreement shall be $7,500 ("Fees") of which the Company shall pay $3,750 and Grantee shall pay $3,750. The Fees shall be paid as follows: (i) by deducting from the first two Option Shares purchases the sum of $1,875 from the proceeds received from the Grantee to be paid to the Company and (ii) the amount of $3,750, to be paid by Grantee directly to Escrow Agent upon each of the first two Option Shares disbursements to the Company.

     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.


Date:


CONSULTANT:

JOSEPH  BODENSTEIN

Address  for  Notices:

529  North  Formosa  Avenue
Los  Angeles,  California  90036
Fax:  (323)  934-3982



COMPANY:


MARKETCENTRAL.NET  CORP.


By:/s/Paul Taylor
      Paul  Taylor
      Chief  Executive  Officer

Address  for  Notices:

6401  South  Boston  Street-  Q205
Englewood,  Colorado  80111
Fax:720-489-9485

                                       28


                                    EXHIBIT A


                          NOTICE OF EXERCISE OF OPTION

     (To  be  Executed  by  the  Holder  in  order  to  Exercise  Options)

          The undersigned hereby irrevocably elects to exercise __________ options to purchase Shares of Common Stock of Marketcentral.net Corp. according to the conditions set forth in a certain Non-Qualified Stock Option Agreement dated August 17, 2001, as of the date written below.

          If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer and other taxes and charges payable with respect thereto.

Date  of  Exercise__________________________

Applicable  Price  per  Share:  $
                                -
Number  of  Options  Exercised  (minimum  200,000):
Gross  Purchase  Price  (number  of  shares  purchased  x  Price  per  Share):
Signature__________________________________________________________
               [Print  Name  of  Holder  and  Title  of  Signer]
Address:___________________________________________________________

        ___________________________________________________________

SSN  or  EIN:
Shares  are  to  be  registered  in  the  following  name:

Name:
Address:
Tel:

Fax:

SSN  or  EIN:

Shares  are  to  be  sent  or  delivered  to  the  following  account:

Account  Name:
Address:

                                       29


--------------------------------------------------------------------------------
                                    EXHIBIT 4

                               OPINION OF COUNSEL
--------------------------------------------------------------------------------

                                       30

                                 LAW OFFICES OF
                                William Stocker

                        34190 Sepulveda Avenue, Suite 200
                            Capistrano Beach CA 92624

                    phone (949) 487-72950 fax (949) 487-7285



                                August 31, 2001
To  the  President  and  the
Board  of  Directors
MarketCentral.net  Corp.
6401  South  Boston  Street
Englewood  CO  80111     re:  Opinion  of  Special  Counsel

     Dear  Gentlemen:

     You have requested my Opinion in connection with the filing of a 1933 Act Registration on Form S-8 to compensate consultants in the amount of $118,750.00 in the form of 9,500,000 shares of common stock to be registered thereby.

     I am familiar with the history and current capitalization of the Issuer, its reporting status, and good standing with its place of incorporation. The Issuer's Common Stock is Registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      It is my opinion that the securities proposed to be issued may be validly and properly issued and that such an issuance would be lawful in all respects. The three Consulting Agreements are not qualified plans of any kind or sort and are not qualified for any special tax treatment under State or Federal Law. If and when issued, the securities would be and must be treated as the equivalent of cash paid and received back as the purchase of securities. The Securities would be issued in compensation for services at the rate of $0.0125 per share for $0.0125 of services performed. These services were duly invoiced pursuant to an agreed time-fee agreement, and none of the services billed or performed pursuant to the three Consulting Agreements were direct or indirect commissions or compensation for raising funds for the Issuer.

     It is accordingly my opinion that the issuance requested is entitled to registration on Form S-8.

     I understand and consent to the use of this Opinion in connection with your proposed filing of a 1933 Registration Statement on Form S-8.


                                Very Truly Yours,


                              /s/William Stocker
                                 William Stocker
                           special securities counsel

                                       31